Oscar Health, Inc. ir.hioscar.com News Release

Oscar Health Announces Fourth Quarter and Full Year 2024 Results; Introduces Full Year 2025 Outlook
Reports Adjusted EBITDA and Net Income Profitability for the First Time in Company History

February 4, 2025

•For the year ended December 31, 2024:
◦Total Revenue of $9.2 billion, a 56.5% increase year-over-year
◦Medical Loss Ratio of 81.7%, a 10 bps increase year-over-year
◦SG&A Expense Ratio of 19.1%, a 520 bps improvement year-over-year
◦Net income attributable to Oscar of $25.4 million, or $0.10 of diluted earnings per share, a $296.2 million improvement year-over-year
◦Adjusted EBITDA of $199.2 million, an improvement of $244.5 million year-over-year

New York, NY, February 4, 2025 - Oscar Health, Inc. (“Oscar” or the “Company”) (NYSE: OSCR), a leading healthcare technology company, today announced its financial results for the fourth quarter and full year ended December 31, 2024.

“Oscar reported positive full year 2024 results, capping the strongest year of financial performance in Company history,” said Mark Bertolini, CEO of Oscar Health. “We reported both Adjusted EBITDA and net income profitability – two significant milestones. Our strong top and bottom line performance, all-time-high-membership, and consistent execution demonstrate our ability to deliver sustained profitable growth.”

Total Revenue for 2024 was $9.2 billion, a 56.5% increase year-over-year, driven primarily by membership growth during 2024 Open Enrollment, strong retention, and Special Enrollment Period (“SEP”) member additions.

The Medical Loss Ratio for 2024 increased 10 bps year-over-year to 81.7%, primarily driven by SEP membership growth and an increase in our risk adjustment transfer, partially offset by favorable prior period development. Overall utilization for the year was modestly favorable compared to our pricing expectations. The SG&A Expense Ratio for 2024 improved 520 bps year-over-year to 19.1% for 2024 driven by improved fixed cost leverage and variable cost efficiencies.

Adjusted EBITDA for 2024 of $199.2 million significantly improved by $244.5 million year-over-year, and Net income attributable to Oscar of $25.4 million also significantly improved by $296.2 million year-over-year for 2024.

The Company is introducing its outlook for 2025 including a new metric, Earnings from Operations. For 2025, the Company anticipates Total Revenue of $11.2 billion to $11.3 billion, a Medical Loss Ratio of 80.7% to 81.7%, a SG&A Expense Ratio of 17.6% to 18.1%, and Earnings from Operations of $225 million to $275 million. For more information on these metrics, see the “2025 Financial Guidance Summary” on page 2 in this release.

The Company also welcomes healthcare veteran Janet Liang, who will join Oscar Health in a newly created role of President, Oscar Health Insurance, effective February 24, 2025. Liang previously served as Group President & Chief Operating Officer, Care Delivery, for Kaiser Foundation Health Plan, Inc. and Hospitals. Liang will oversee all insurance functions, bringing strong operational expertise and a proven track record of growing markets to the role.

Oscar Health, Inc.
News Release

Key Metrics and Non-GAAP Financial Metrics

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2024	2023	2024	2023
Total Revenue	$2,392,436	$1,431,658	$9,177,564	$5,862,869
Medical Loss Ratio	88.1%	86.4%	81.7%	81.6%
SG&A Expense Ratio	19.5%	25.4%	19.1%	24.3%
Net Income attributable to Oscar Health Inc.	$(153,547)	$(150,030)	$25,432	$(270,728)
Adjusted EBITDA (1)	$(112,643)	$(111,593)	$199,234	$(45,238)
(1) Adjusted EBITDA is a non-GAAP measure. See “Key Operating and Non-GAAP Financial Metrics - Adjusted EBITDA” in this release for a reconciliation to net loss, the most directly comparable GAAP measure, and for information regarding Oscar’s use of Adjusted EBITDA.

	As of December 31,
Membership by Offering	2024	2023
Individual and Small Group	1,636,400	967,002
Medicare Advantage	—	1,781
Cigna+Oscar (1)	40,570	67,500
Total Members (2)	1,676,970	1,036,283
(1)Represents total membership for Oscar’s co-branded partnership with Cigna.
(2)A member covered under more than one of our health plans counts as a single member for the purposes of this metric.
2025 Outlook and Supplemental Information

We regularly review a number of metrics to evaluate our business, measure our performance, identify trends in our business, prepare financial projections, and make strategic decisions. Beginning in 2025, the Company intends to provide guidance on four metrics: Total Revenue, Medical Loss Ratio, SG&A Expense Ratio and Earnings from Operations. The following table presents the Company’s 2025 financial outlook, along with full year 2024 results for such measures, calculated in accordance with the Company’s intended reporting approach for future periods.

The information included in this table below represents management's current estimates as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates. The historical financial information included in this table is unaudited and has no impact on the Company’s audited financial statements and results of operations to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Oscar Health, Inc.
2025 Financial Guidance Summary

		Full Year 2025 Outlook
(in thousands, except percentages)	Full Year 2024 Actual	Low	High
Total Revenue (1)	$9,177,564	$11,200,000	$11,300,000
Medical Loss Ratio (2)	81.7%	80.7%	81.7%
SG&A Expense Ratio (3)	19.1%	17.6%	18.1%
Earnings from Operations (4)	$57,265	$225,000	$275,000
(1) Total revenue includes Premium revenue, Investment income, and Services and other revenue. We believe Total revenue is an important metric to assess the growth of our business, as well as the earnings potential of our investment portfolio.
(2) Medical loss ratio (MLR) is a metric used to calculate medical expenses as a percentage of net premiums before ceded quota share reinsurance. We believe MLR is an important metric to demonstrate the ratio of our costs to pay for healthcare of our members to the net premiums before ceded quota share reinsurance.
(3) The Selling, General, and Administrative (SG&A) Expense ratio is calculated as selling, general and administrative expenses as a percentage of Total Revenue. We believe the SG&A Expense ratio is a valuable metric to evaluate our ability to manage our overall selling, general, and administrative cost base.
(4) Earnings from Operations is a new primary metric for assessing operating performance. Earnings from Operations is the Company's Total revenue less Total operating expenses.

Oscar Health, Inc.
News Release

Quarterly Conference Call Details
Oscar will host a conference call to discuss the financial results today, February 4, 2025, at 5:00 p.m. (ET). A live audio webcast will be available via the Investor Relations page of Oscar’s website at ir.hioscar.com. A replay of the webcast will be available for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Non-GAAP Financial Information
This release presents Adjusted EBITDA, a non-GAAP financial metric, which is provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of historical non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release. For more information regarding Adjusted EBITDA, please see “Key Operating and Non-GAAP Financial Metrics” below.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained herein are forward-looking statements. These statements include, but are not limited to, statements about our financial outlook and estimates, including Total revenue, Medical Loss Ratio, SG&A Expense Ratio, Earning from Operations, and other financial performance metrics, and the related underlying assumptions, our profitability goals, our business and financial prospects, including potential future growth, and our management’s plans and objectives for future operations, expectations and business strategy. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict and generally beyond our control.

Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, there are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: our ability to execute our strategy and manage our growth effectively; our ability to retain and expand our member base; our ability to accurately estimate our incurred medical expenses or effectively manage our medical costs or related administrative costs; our ability to maintain profitability in the future; unanticipated results of or changes to risk adjustment programs; our ability to arrange for the delivery of quality care and maintain good relations with the physicians, hospitals, and other providers within and outside our provider networks; changes in federal or state laws or regulations, including changes with respect to the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, as amended (collectively, the “ACA”) and any regulations enacted thereunder; our ability to comply with ongoing regulatory requirements, including capital reserve and surplus requirements and applicable performance standards; changes or developments in the health insurance markets in the United States; our, or any of our vendors’, ability to comply with laws, regulations, and standards related to the handling of information about individuals or applicable consumer protection laws, including as a result of our participation in government-sponsored programs; heightened competition in the markets in which we participate; our ability to utilize quota share reinsurance to meet our capital and surplus requirements and protect against downside risk on medical claims; unfavorable or otherwise costly outcomes of lawsuits, audits, investigations, and claims that arise from the extensive laws and regulations to which we are subject; incurrence of data security breaches of our and our partners’ information and technology systems; our ability to attract and retain qualified personnel; our ability to detect and prevent material weaknesses or significant control deficiencies in our internal controls over financial reporting or other failure to maintain an effective system of internal controls; adverse publicity or other adverse consequences related to our dual class structure or “controlled company” status; and the other factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”), and our other filings with the SEC, including our Annual Report on Form 10-K for the annual period ended December 31, 2024, to be filed with the SEC.

You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Any forward-looking statement speaks only as of the date as of which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise.

Oscar Health, Inc.
News Release

About Oscar Health
Oscar Health, Inc. (“Oscar”) is a leading healthcare technology company built around a full stack technology platform and a relentless focus on serving our members. We have been challenging the status quo in the healthcare system since our founding in 2012, and are dedicated to making a healthier life accessible and affordable for all. Oscar offers Individual & Family plans and health technology solutions that power the healthcare industry through +Oscar. Our technology drives superior experiences, deep engagement, and high-value clinical care, earning us the trust of approximately 1.68 million members, as of December 31, 2024.

Investor Contact:
Chris Potochar
VP of Investor Relations
ir@hioscar.com

Media Contact:
Kristen Prestano
VP of Communications
press@hioscar.com

Source: Oscar Health, Inc.

Oscar Health, Inc.
News Release

Oscar Health, Inc.
Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2024	2023	2024	2023
	(unaudited)	(unaudited)	(unaudited)
Revenue
Premium	$2,345,204	$1,390,395	$8,971,259	$5,686,069
Investment income	42,420	35,539	185,729	155,447
Services and other	4,812	5,724	20,576	21,353
Total revenue	2,392,436	1,431,658	9,177,564	5,862,869
Operating Expenses
Medical	2,065,114	1,205,239	7,332,589	4,642,024
Selling, general, and administrative	465,820	364,154	1,755,565	1,425,766
Depreciation and amortization	9,233	7,742	32,145	30,694
Total operating expenses	2,540,167	1,577,135	9,120,299	6,098,484
Earnings (loss) from operations	(147,731)	(145,477)	57,265	(235,615)
Interest expense	6,026	6,217	23,734	24,603
Other expenses (income)	(68)	(1,050)	105	7,082
Earnings (loss) before income taxes	(153,689)	(150,644)	33,426	(267,300)
Income tax expense (benefit)	(404)	(806)	7,305	3,294
Net income (loss)	(153,285)	(149,838)	26,121	(270,594)
Less: Net income (loss) attributable to noncontrolling interests	262	192	689	134
Net income (loss) attributable to Oscar Health, Inc.	$(153,547)	$(150,030)	$25,432	$(270,728)

Earnings (Loss) per Share
Basic	$(0.62)	$(0.66)	$0.11	$(1.22)
Diluted	$(0.62)	$(0.66)	$0.10	$(1.22)
Weighted Average Common Shares Outstanding
Basic	248,210	227,082	240,386	221,655
Diluted	248,210	227,082	265,853	221,655

Oscar Health, Inc.
News Release

Oscar Health, Inc.
Consolidated Balance Sheets

(in thousands, except per share amounts)	December 31, 2024	December 31, 2023
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$1,527,186	$1,870,315
Short-term investments	624,461	689,833
Premiums and accounts receivable (net of allowance for credit losses of $31,300 and $31,600)	315,891	201,269
Risk adjustment transfer receivable	64,779	51,925
Reinsurance recoverable	291,537	241,194
Other current assets	21,320	6,564
Total current assets	2,845,174	3,061,100
Property, equipment, and capitalized software, net	66,793	61,930
Long-term investments	1,815,254	365,309
Restricted deposits	30,878	29,870
Other assets	82,397	83,271
Total assets	$4,840,496	$3,601,480

Liabilities and Stockholders' Equity
Current Liabilities:
Benefits payable	$1,356,730	$965,986
Risk adjustment transfer payable	1,558,341	1,056,941
Premium deficiency reserve	—	5,776
Unearned premiums	74,389	65,918
Accounts payable and other liabilities	432,428	273,367
Reinsurance payable	41,346	61,024
Total current liabilities	3,463,234	2,429,012
Long-term debt	299,555	298,777
Other liabilities	61,282	67,574
Total liabilities	3,824,071	2,795,363
Commitments and contingencies
Stockholders' Equity
Class A common stock, $0.00001 par value per share; 825,000 thousand shares authorized, 214,974 thousand and 193,875 thousand shares outstanding as of December 31, 2024 and 2023, respectively	2	2
Class B common stock, $0.00001 par value per share; 82,500 thousand shares authorized, 35,514 thousand shares outstanding as of December 31, 2024 and 2023, respectively	—	—
Treasury stock (315 thousand shares as of December 31, 2024 and 2023)	(2,923)	(2,923)
Additional paid-in capital	3,869,617	3,682,294
Accumulated deficit	(2,851,283)	(2,876,715)
Accumulated other comprehensive income (loss)	(1,827)	1,309
Total Oscar Health, Inc. stockholders’ equity	1,013,586	803,967
Noncontrolling interests	2,839	2,150
Total stockholders’ equity	1,016,425	806,117
Total liabilities and stockholders' equity	$4,840,496	$3,601,480

Oscar Health, Inc.
News Release
Oscar Health, Inc.
Consolidated Statements of Cash Flows

	Year Ended December 31,
(in thousands)	2024	2023
	(unaudited)
Cash Flows from Operating Activities:
Net income (loss)	$26,121	$(270,594)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Deferred taxes	(2,338)	58
Net realized loss (gain) on sale of financial instruments	(23)	70
Depreciation and amortization expense	32,145	30,694
Amortization of debt issuance costs	778	778
Stock-based compensation expense	109,824	159,683
Investment amortization (accretion), net of accretion	(26,877)	(29,374)
Change in provision for credit losses	(300)	28,612
Changes in assets and liabilities:
(Increase) / decrease in:
Premium and other receivables	(114,323)	(13,405)
Risk adjustment transfer receivable	(12,854)	(2,063)
Reinsurance recoverable	(50,343)	651,693
Other assets	(11,547)	11,307
Increase / (decrease) in:
Benefits payable	390,744	28,258
Unearned premiums	8,472	(13,080)
Premium deficiency reserve	(5,776)	1,562
Accounts payable and other liabilities	152,768	(29,180)
Reinsurance payable	(19,678)	(366,626)
Risk adjustment transfer payable	501,400	(460,552)
Net cash (used in) provided by operating activities	978,193	(272,159)
Cash Flows from Investing Activities:
Purchase of investments	(2,133,510)	(836,982)
Sale of investments	25,250	31,857
Maturity of investments	744,794	1,410,166
Purchase of property, equipment and capitalized software	(27,897)	(25,577)
Change in restricted deposits	3,929	(2,277)
Net cash (used in) provided by investing activities	(1,387,434)	577,187
Cash Flows from Financing Activities:
Proceeds from joint venture contribution	—	2,490
Proceeds from exercise of stock options	68,388	3,956
Net cash provided by financing activities	68,388	6,446
Increase (decrease) in cash, cash equivalents and restricted cash equivalents	(340,853)	311,474
Cash, cash equivalents, restricted cash and cash equivalents—beginning of period	1,891,971	1,580,497
Cash, cash equivalents, restricted cash and cash equivalents—end of period	1,551,118	1,891,971
Cash and cash equivalents	1,527,186	1,870,315
Restricted cash and cash equivalents included in restricted deposits	23,932	21,656
Total cash, cash equivalents and restricted cash and cash equivalents	$1,551,118	$1,891,971
Supplemental Disclosures:
Interest payments	$33,691	$23,156
Income tax payments	$674	$2,414

Oscar Health, Inc.
News Release
Key Operating and Non-GAAP Financial Metrics
We regularly review the following key operating and Non-GAAP financial metrics, to evaluate our business, measure our performance, identify trends in our business, prepare financial projections, and make strategic decisions. We believe these operational and financial measures are useful in evaluating our performance, in addition to our financial results prepared in accordance with GAAP.

Total Revenue
Total revenue includes Premium revenue, Investment income, and Services and other revenue. We believe Total revenue is an important metric to assess the growth of our business, as well as the earnings potential of our investment portfolio.

Medical Loss Ratio
Medical Loss Ratio is a metric used to calculate medical expenses as a percentage of net premiums before ceded quota share reinsurance. Medical expense primarily consists of both paid and unpaid medical expenses incurred to provide medical services and products to our members. Medical claims include fee-for-service claims, pharmacy benefits, capitation payments to providers, provider disputed claims and various other medical-related costs. The impact of the federal risk adjustment program is included in the denominator of our MLR. We believe MLR is an important metric to demonstrate the ratio of our costs to pay for healthcare of our members to the net premium before ceded quota share reinsurance. MLR in our existing products are subject to various federal and state minimum requirements.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2024	2023	2024	2023
Medical	$2,065,114	$1,205,239	$7,332,589	$4,642,024
Less: Ceded quota share reinsurance claims (1)	849	(3,278)	(2,029)	2,057
Net claims before ceded quota share reinsurance (A)	$2,064,265	$1,201,961	$7,334,618	$4,639,967

Premiums	$2,345,204	$1,390,395	$8,971,259	$5,686,069
Less: Ceded quota share reinsurance premiums (2)	984	(80)	(881)	(2,211)
Net premiums before ceded quota share reinsurance (B)	$2,344,220	$1,390,475	$8,972,140	$5,688,280
Medical Loss Ratio (A divided by B)	88.1%	86.4%	81.7%	81.6%
(1)Represents prior period development for claims ceded to reinsurers pursuant to quota share treaties accounted for under reinsurance accounting, which are in runoff..
(2)Represents prior period development for premiums ceded to reinsurers pursuant to quota share treaties accounted for under reinsurance accounting, which are in runoff.

SG&A Expense Ratio
The SG&A Expense Ratio reflects the Company’s selling, general and administrative ("SG&A") expenses, as a percentage of Total revenue. Selling, general and administrative expenses primarily include distribution expenses, wages, benefits, costs of software and hardware, the impact of quota share reinsurance, stock-based compensation, and other administrative costs. We believe the SG&A Expense ratio is a valuable metric to evaluate our ability to manage our overall selling, general, and administrative cost base.

Earnings from Operations
Earnings from Operations is a new primary metric for assessing operating performance. Earnings from Operations is the Company's Total revenue less Total operating expenses.

Net Income (loss) attributable to Oscar Health, Inc.
Net Income (loss) attributable to Oscar Health, Inc. is Net earnings (loss) allocated to the Company after income (loss) attributable to noncontrolling interests. It is a key indicator of the Company’s profitability and operational efficiency, allowing management to evaluate performance and make informed decisions on strategic planning, cost management, and resource allocation.

Oscar Health, Inc.
News Release

Adjusted EBITDA
Adjusted EBITDA is defined as Net income (loss) for the Company and its consolidated subsidiaries before interest expense, income tax expense (benefit), and depreciation and amortization, as further adjusted for stock-based compensation and other items that are considered unusual or not representative of underlying trends of our business, where applicable for the period presented. We present Adjusted EBITDA, as we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Adjusted EBITDA is a non-GAAP measure. Management believes that investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations.
We caution investors that amounts presented in accordance with our definition of Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate Adjusted EBITDA in the same manner.

Management uses Adjusted EBITDA:
•as a measurement of operating performance because it assists us in comparing the operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations;
•for planning purposes, including the preparation of our internal annual operating budget and financial projections;
•to evaluate the performance and effectiveness of our operational strategies; and
•to evaluate our capacity to expand our business.

By providing this non-GAAP financial measure, together with a reconciliation to the most comparable U.S. GAAP measure, Net income (loss), we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for Net income (loss) or other financial statement data presented in our Consolidated Financial Statements as indicators of financial performance.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Net Income (loss)	$(153,285)	$(149,838)	$26,121	$(270,594)
Interest expense	6,026	6,217	23,734	24,603
Other expenses (income)	(68)	(1,050)	105	7,082
Income tax expense (benefit)	(404)	(806)	7,305	3,294
Depreciation and amortization (“D&A”)	9,233	7,742	32,145	30,694
Stock-based compensation (1)	25,855	26,142	109,824	159,683
Adjusted EBITDA	$(112,643)	$(111,593)	$199,234	$(45,238)
(1)Represents non-cash expenses related to equity-based compensation programs, which vary from period to period depending on various factors including the timing, number, and the valuation of awards. Additionally, these expenses are reported net of any stock-based compensation that has been capitalized for software development costs. Year ended December 31, 2023 includes a non-recurring charge of $46.3 million related to accelerated stock-based compensation expense recognized as a result of the cancellation of the Founders Awards previously granted to Mario Schlosser and Joshua Kushner.

Oscar Health, Inc.
News Release

Appendix

Oscar Health, Inc.
News Release
Reinsurance Impact

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Quota share ceded premiums	$50	$222	$(3,070)	$7,329
Quota share ceded claims	(850)	(3,277)	2,029	(2,056)
Deposit Accounting impact, net of ceding commission	(14,103)	(7,023)	(53,376)	(30,454)
Experience refund	933	(302)	2,188	(9,540)
Net quota share impact	$(13,970)	$(10,380)	$(52,229)	$(34,721)

The Company records Premium revenue net of reinsurance. The following table reconciles total reinsurance premiums ceded and reinsurance premiums assumed, which are included as components of total Premium revenue in the Consolidated Statements of Operations:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Direct policy premiums	$2,750,027	$1,622,053	$10,292,125	$6,418,872
Assumed premiums	46,438	54,620	219,572	228,786
Risk adjustment transfers	(449,327)	(285,480)	(1,526,448)	(950,680)
Reinsurance premiums ceded	(1,934)	(798)	(13,990)	(10,909)
Premium	$2,345,204	$1,390,395	$8,971,259	$5,686,069

The Company records Medical expenses net of reinsurance recoveries. The following table reconciles total Medical expenses to the amount presented in the Consolidated Statement of Operations:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Direct claims incurred	$2,088,366	$1,158,278	$7,278,267	$4,459,702
Ceded reinsurance claims	(68,309)	(10,903)	(159,132)	(44,736)
Assumed reinsurance claims	45,057	57,864	213,454	227,058
Medical expenses	$2,065,114	$1,205,239	$7,332,589	$4,642,024

The Company records Selling, general and administrative ("SG&A") expenses net of reinsurance ceding commissions and assumed SG&A expenses. The following table reconciles total Selling, general and administrative expenses to the amount presented in the Consolidated Statement of Operations:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Selling, general and administrative expenses, gross	$466,580	$364,127	$1,755,942	$1,424,763
Reinsurance ceding commissions	(760)	27	(377)	1,003
Selling, general and administrative expenses	$465,820	$364,154	$1,755,565	$1,425,766

The Company classifies Reinsurance recoverable within current assets on its Consolidated Balance Sheets. The composition of the Reinsurance recoverable balance is as follows:

	As of December 31,
(in thousands)	2024	2023
Reinsurance premium and claim recoverables	$288,878	$224,837
Reinsurance ceding commissions	6,996	7,054
Experience refunds on reinsurance agreements	(4,338)	9,303
Reinsurance recoverable	$291,537	$241,194